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                                                                  EXHIBIT  11(a)




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation in this Registration Statement of our report, dated February 7, 1997, on the financial statements and related notes of Heartland Value Fund, Heartland Small Cap Contrarian Fund, Heartland Mid Cap Value Fund, Heartland Large Cap Value Fund, Heartland Value Plus Fund, and Heartland U.S. Government Securities Fund appearing in the Funds' December 31, 1996 Annual Report to Shareholders, and to all references to our Firm included in or made a part of Post-Effective Amendment No. 30 to Heartland Group, Inc.'s Registration Statement on Form N-1A.


                                                       /s/ ARTHUR ANDERSEN LLP
                                                           ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
March 25, 1997